UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2025

IDEAL POWER INC.
(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5508 Highway 290 West, Suite 120
Austin, Texas, 78735
(Address of Principal Executive Offices)

512-264-1542
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	IPWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Executive Officer

On October 31, 2025, R. Daniel Brdar, the President and Chief Executive Officer and member of the Board of Directors (the “Board”) of Ideal Power Inc. (the “Company”), gave notice of his retirement from all positions with the Company, effective November 2, 2025.

In connection with Mr. Brdar’s retirement, Mr. Brdar and the Company entered into a Retirement and Transition Services Agreement (the “Transition Agreement”), pursuant to which Mr. Brdar will provide transition services for twelve months following the date of his retirement (the “Transition Period”). Pursuant to the Transition Agreement, Mr. Brdar will receive certain accelerated and continued vesting during the Transition Period of certain prior equity awards granted by the Company.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Appointment of Chief Executive Officer and Director

On October 31, 2025, the Board appointed David Somo as the President and Chief Executive Officer of the Company and as a member of the Board, each effective November 3, 2025. Mr. Somo will not serve on any committees of the Board.

Mr. Somo, age 59, has more than 30 years of experience in the semiconductor industry spanning the industrial, automotive, data center, consumer, computing, and communications end-markets. Prior to his appointment as President and Chief Executive Officer of the Company, Mr. Somo served as President and CEO of Preciseley Microtechnology Corporation, a manufacturer of optic micro-electromechanical system mirror products designed for the telecommunications, data communications, and 3D sensing markets, from June 2021 to September 2024. Before that, Mr. Somo was the Senior Vice President of Corporate Strategy and Marketing at ON Semiconductor Corporation, a designer and manufacturer of semiconductors and image sensors, from October 2009 to June 2021. Mr. Somo received his B.S. in electrical engineering from Arizona State University.

In connection with his appointment as President and Chief Executive Officer, the Company and Mr. Somo entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Somo will (a) receive an annual base salary of $425,000, subject to periodic review by the Board, and (b) be eligible to participate in the Company’s discretionary bonus program with a target award equal to 100% of Mr. Somo’s base salary. Mr. Somo will also be able to participate in the Company’s employee benefit plans from time to time in effect for executive officers or employees. In addition, as an inducement to enter into the Employment Agreement, Mr. Somo will receive an initial grant of (1) restricted stock units equal to 2.5% of the Fully Diluted Common Stock (as defined in the Employment Agreement) of the Company, vesting in three equal annual installments beginning on November 3, 2026, and (2) performance restricted stock units equal to equal to 2.5% of the Fully Diluted Common Stock for the Company, vesting upon achievement of certain performance milestones, in each case subject to the terms of the Employment Agreement and the applicable award agreements, including continue vesting during a 12-month severance period (as set forth in the Employment Agreement) (collectively, the “Inducement Awards”). The Employment Agreement also provides for the reimbursement of expenses incurred by Mr. Somo in connection with his relocation to Austin, Texas in an amount not to exceed $50,000.

If Mr. Somo is terminated for any reason other than for “cause” or terminates his employment for “good reason” (each as defined in the Employment Agreement), he will be entitled to, in addition to the continued vesting set forth above, (A) earned and accrued base salary, bonus, vacation time and other benefits, and (B)(i) a severance payment equal to 12 months of base salary, (ii) payment of annual bonus amounts he would have otherwise received, subject to the terms of the Employment Agreement, and (iii) continued COBRA health coverage for 12 months following termination of employment with the Company, in each case in Section (B), subject to execution of a customary release set forth in the Employment Agreement (collectively, the “Severance Benefits”). If Mr. Somo is terminated upon a “Change in Control” (as defined in the Employment Agreement), Mr. Somo would be entitled to the Severance Benefits and immediate vesting of all outstanding equity awards.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference herein.

There is no arrangement or understanding between Mr. Somo and any other person pursuant to which he was appointed as an officer or director of the Company. Mr. Somo has no family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and Mr. Somo that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01.         Regulation FD Disclosure.

On November 3, 2025, the Company issued a press release announcing the appointment of Mr. Somo and the Inducement Awards. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Retirement and Transition Services Agreement, dated November 2, 2025, between Ideal Power Inc. and R. Daniel Brdar.
10.2	Employment Agreement, effective November 3, 2025, between Ideal Power Inc. and David Somo.
99.1	Press Release, dated November 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2025	IDEAL POWER INC.

	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer